Exhibit 10.11

LTIP – Form for The Netherlands

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

NYSE EURONEXT OMNIBUS INCENTIVE PLAN

This Agreement (the “Agreement”) entered into on this      day of [—], 200    , by and between the NYSE Euronext (the “Company”) and                      (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the NYSE Euronext Omnibus Incentive Plan, (the “Plan”), which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 10.1 of the Plan, the Committee may grant Restricted Stock Units to the Participant, as an Eligible Employee, as such term is defined in the Plan.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of                      Restricted Stock Units (“RSUs”) to the Participant on [—], 200     (the “Grant Date”).

2. Vesting and Distribution.

(a) The RSUs shall vest, in full, on the third (3rd) anniversary of the Grant Date (hereinafter, the “Vesting Date”) provided that the Participant has not had a Termination at any time prior to the Vesting Date. Subject to the provisions of Section 2(c) below, no vesting shall occur prior to the Vesting Date.

(b) Subject to the provisions of Section 2(c) below, following the Vesting Date, the Company shall distribute to the Participant, one share of Common Stock for each RSU granted hereunder, subject to such share adjustment as may be required under Article IV of the Plan. Upon such delivery of shares of Common Stock, all obligations of the Company with respect to the RSUs granted hereunder shall be deemed satisfied.

(c) Notwithstanding the foregoing provisions, upon the earliest to occur of a Termination of Employment by the Participant as a result of an Involuntary Termination (as defined herein),

Disability or death, the number of RSUs determined by application of the fraction set forth herein shall immediately become fully vested and shall be distributed to the Participant (or, in the event of death, to his estate) as soon as practicable but in any event no later than 90 days following such Termination in the manner described in Section 2(b) above and otherwise in accordance with the terms of the Plan. The number of the RSUs that shall fully vest pursuant to this Section 2(c) shall be the product of (A) multiplied by (B) where (A) is the total number of RSUs set forth in Section 1 above and (B) is a fraction, the numerator of which shall be the total number of full calendar months of employment or directorship service (as applicable) completed by the Participant with the Company (or an Affiliate) as of the Participant’s Termination and the denominator of which is 36. For purposes of this Agreement and the Plan, the term “Involuntary Termination” shall mean the termination of the Participant’s employment by the Company or an Affiliate, without Cause, and pursuant to a formal division, department or organization-wide reduction in force. The Committee shall have the discretion to determine whether the Participant’s employment has been terminated pursuant to an Involuntary Termination for purposes of the Plan and this Agreement. The Committee’s decision shall be final and binding on the Participant, the Company, its Affiliates and all of their respective successors and assigns.

3. Termination of Employment.

In the event of a Participant’s Termination, subject to the special vesting rules in Section 2(c) above, all RSUs granted to such Participant hereunder shall automatically be forfeited. Notwithstanding any contrary provision contained herein, in the event of a Participant’s Termination for Cause, all RSUs, whether or not vested, shall be forfeited.

4. Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSUs granted hereunder unless and until the Participant has become the holder of record of the shares, and, except as otherwise specifically provided for in Section 10 of this Agreement, no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

5. Withholding.

Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant to the extent permitted under applicable law. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, including by delivery of shares of Common Stock (including shares issuable under this Agreement.)

6. Provisions of Plan Control.

This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

7. Amendment.

To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. While the Company does not guarantee any particular tax treatment of the RSUs or the underlying shares, payment of shares of Common Stock upon vesting of the RSUs awarded under this Agreement is intended to qualify as a “short-term deferral” under Section 409A of the Code and any applicable Treasury Regulations thereunder.

8. Notices.

Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

NYSE Euronext

11 Wall Street

New York, New York 10005

USA

Attention: Mr. Leroy Whitaker

If to the Participant, to the address on file with the Company.

9. No Obligation to Continue Employment.

This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any RSU is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.

10. Dividends.

Cash or stock dividends (whether regular or extraordinary) declared and paid with respect to shares of Common Stock underlying RSUs granted hereunder that are vested as of such date shall be treated as follows: (a) cash dividends shall be distributed to the Participant as soon as practicable after the date such dividends are declared and paid and (b) stock dividends shall be credited to a dividend book entry account and distributed to the Participant as provided in Section 2 of the Agreement. No cash or stock dividends shall be provided to the Participant on a current or deferred basis with respect to shares of Common Stock underlying RSUs granted hereunder that are not vested as of the date such dividends are declared and paid.

11. Miscellaneous.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

12. Transfer of Personal Data.

The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to RSUs awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.

13. NO ACQUIRED RIGHTS.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED STOCK UNITS MADE UNDER THIS AGREEMENT IS UNIQUE AND EXCEPTIONAL AND IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE RESTRICTED STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

NYSE EURONEXT

Name:
Title:

Name of Employee

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